PRESS RELEASE

FOR:     STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, shane.glenn@stratasys.com

STRATASYS REPORTS SECOND QUARTER FINANCIAL RESULTS

- - - - -

MINNEAPOLIS, July 29, 2009 – Stratasys, Inc. (Nasdaq: SSYS) today announced second quarter financial results.

     Revenue was $24.6 million for the second quarter ended June 30, 2009 versus $31.3 million reported for the same period in 2008. System shipments totaled 442 units for the second quarter of 2009, versus 540 for the same period last year.

     The company reported net income of approximately $850,000 for the second quarter, or $0.04 per share, compared to net income of $4.1 million, or $0.19 per share, for the same period last year.

     Non-GAAP net income, which excludes stock-based compensation expense, was approximately $1.0 million, or $0.05 per share, for the second quarter of 2009 compared to $4.4 million, or $0.20 per share, for the same period last year.

     Stock-based compensation expense required under Statement of Financial Accounting Standard (SFAS) 123R was approximately $162,000 net of tax, or $0.01 per share, for the second quarter of 2009, and approximately $268,000 net of tax, or $0.01 per share, for the same period last year.

     Revenue was $47.8 million for the six-month period ended June 30, 2009 versus $62.0 million reported for the same period in 2008. System shipments totaled 1,033 units for the six-month period of 2009, versus 1,117 for the same period last year.

     The company reported net income of approximately $146,000 for the six-month period of 2009, or $0.01 per share, compared to net income of $7.9 million, or $0.37 per share, for the same period last year.

     Non-GAAP net income, which excludes certain discrete items and stock-based compensation expense, was approximately $1.0 million, or $0.05 per share, for the six-month period of 2009 compared to $8.7 million, or $0.40 per share, for the same period last year.

     The six-month period of 2009 included a discrete item related to a restructuring expense of approximately $512,000 net of tax, or $0.03 per share. This expense was associated with cost-saving measures the company implemented during the first quarter of 2009.

     The six-month period of 2008 included a discrete item related to an impairment charge of approximately $257,000 net of tax, or $0.01 per share. This non-operating charge was an adjustment to the fair value of an auction rate security taken during the first quarter of 2008.

     Stock-based compensation expense required under Statement of Financial Accounting Standard (SFAS) 123R was approximately $359,000 net of tax, or $0.02 per share, for the six-month period of 2009, and approximately $529,000 net of tax, or $0.02 per share, for the same period last year.

     Cash flow from operations totaled approximately $2.5 million and $5.5 million for the second quarter and six-month period in 2009, respectively. The company has over $51 million in total cash and investments as of the end of the second quarter.

     Appropriate reconciliations between GAAP and non-GAAP financial measures are provided in a table at the end of this press release. The table provides itemized detail of the impairment charge and restructuring expense, as well as the stock-based compensation expense used to determine non-GAAP financial measures.

     “We are beginning to observe signs that market conditions have stabilized,” said Scott Crump, chairman and chief executive officer of Stratasys. “Although the challenging economic environment continued and order activity remained depressed in the second quarter, positive indicators have recently emerged within the sales channel. We are cautiously optimistic that we may realize improved market conditions in the coming quarters.

     “Our new personal 3D printer, the uPrint, continues to be well received following its successful launch in January. Although 3D printer sales have been slowed by the economic downturn, our pipeline of opportunities has grown significantly, which should bode well when market conditions improve. In addition, growing our distribution within 3D printing remains a top priority. We continue working on plans for broadening our distribution strategy, which we expect to significantly advance this year.

     “In our Fortus 3D Production System business, we are also building a pipeline of opportunities that should translate into higher sales when market conditions improve. Although Fortus sales declined in the second quarter versus last year, sales nearly doubled over levels realized in the first quarter of this year. We are optimistic that this represents a positive trend going forward. Direct digital manufacturing applications remain a focal point of our Fortus sales and marketing efforts.

     “We returned to profitability in the second quarter, a result of prudent cost-saving measures we implemented over the past year. We believe our go-to-market strategy combined with our strong financial position make us well positioned for the future. It is important to note that we have strengthened our already healthy balance sheet and we hold over 51 million dollars in cash and investments.

     “Our competitive position remains strong. This was confirmed by the Wohlers Report 2009, released in the second quarter, which indicated that Stratasys shipped over 43 percent of all systems shipped worldwide during 2008, and it has the highest global installed base of additive systems. We expect to improve upon our competitive position in 2009, given our relatively strong financial position and fresh lineup of products.

     “The company remains focused on executing its long-term plan, and we remain confident in the long-term growth opportunities in our core businesses,” Crump concluded.

     The company will hold a conference call to discuss its second quarter financial results on Wednesday, July 29, 2009 at 8:30 a.m. (ET). The investor conference call will be available via live webcast on the Stratasys Web site at www.stratasys.com under the "Investors" tab. To participate by telephone, the domestic dial-in number is 800-299-7098, and the international dial-in is 617-801-9715. The access code is 55972822. Investors are advised to dial into the call at least ten minutes prior to the call to register.

     The webcast will be available for 90 days on the "Investors" page of the Stratasys website.

(Financial tables follow)

Stratasys, Inc., Minneapolis, manufactures additive fabrication machines for prototyping and manufacturing plastic parts. The company also operates a service for part prototyping and production. According to Wohlers Report 2009, Stratasys supplied 43 percent of all additive fabrication systems installed worldwide in 2008, making it the unit market leader for the seventh consecutive year. Stratasys patented and owns the process known as FDM.® The process creates functional prototypes and end-use parts directly from any 3D CAD program, using high-performance industrial thermoplastics. The company holds more than 250 granted or pending additive fabrication patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, business and industrial equipment, education, architecture, and consumer-product industries. Online at: www.Stratasys.com.

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects”, “anticipates”, “projects”, “estimates”, “vision”, “planning” or “believes” or similar words constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding projected revenue and income in future quarters; the size of the 3D printing market; our objectives for the marketing and sale of our Dimension® 3D Printers and our FortusTM 3D Production Systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Other risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; our ability to maintain the growth rates experienced in preceding quarters; our ability to introduce, produce and market new materials, such as ABSplus and ABS-M30, and the market acceptance of these and other materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; and the success of our RedEyeOnDemandTM and other paid parts services. Actual results may differ from those expressed or implied in our forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements are subject to the risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Financial Tables & Non-GAAP Discussion

The information discussed within this release includes financial results that are in accordance with accounting principles generally accepted in the United States (GAAP). Certain prior year balance sheet amounts shown in the financial tables have been reclassified to conform to the current year’s presentation. In addition, certain non-GAAP financial measures have been provided that exclude certain charges and expenses. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company’s core business operations and to compare the company’s performance with prior periods. The non-GAAP financial measures primarily identify and exclude certain discrete items, such as an impairment charge for certain auction rate securities, restructuring expenses, and expenses associated with stock-based compensation required under SFAS 123R. The company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales
Product	$18,200,029	$24,846,032	$35,151,531	$49,953,572
Services	6,448,248	6,428,890	12,641,547	12,029,039
	24,648,277	31,274,922	47,793,078	61,982,611

Cost of goods sold
Product	10,278,739	11,721,570	20,964,894	22,463,924
Services	2,796,317	2,244,982	5,682,610	4,846,440
	13,075,056	13,966,552	26,647,504	27,310,364

Gross profit	11,573,221	17,308,370	21,145,574	34,672,247

Operating expenses
Research and development	1,655,206	2,572,764	3,526,965	4,741,473
Selling, general and administrative	8,467,618	8,897,955	17,775,827	18,588,823
	10,122,824	11,470,719	21,302,792	23,330,296

Operating income (loss)	1,450,397	5,837,651	(157,218)	11,341,951

Other income (expense)
Interest income, net	237,913	546,833	524,266	1,147,899
Foreign currency transaction losses, net	(399,819)	(187,658)	(163,218)	(215,826)
Other	12,078	22,747	25,803	(253,032)
	(149,828)	381,922	386,851	679,041

Income before income taxes	1,300,569	6,219,573	229,633	12,020,992

Income taxes	450,998	2,123,517	83,990	4,126,366

Net income	$849,571	$4,096,056	$145,643	$7,894,626

Earnings per common share
Basic	$0.04	$0.20	$0.01	$0.38
Diluted	$0.04	$0.19	$0.01	$0.37

Weighted average number of common
shares outstanding
Basic	20,223,139	20,878,049	20,221,995	20,934,889
Diluted	20,242,197	21,491,704	20,236,245	21,470,288

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$34,753,226	$27,945,799
Short-term investments - held to maturity	4,902,849	4,835,055
Accounts receivable, less allowance for doubtful
accounts of $1,096,157 and $1,017,521
in 2009 and 2008, respectively	24,298,173	26,539,733
Inventories	18,387,423	19,889,351
Net investment in sales-type leases, less allowance for
doubtful accounts of $311,358 and $324,642
in 2009 and 2008, respectively	3,923,803	3,870,472
Prepaid expenses and other current assets	1,684,717	2,608,080
Deferred income taxes	2,168,000	2,168,000
Total current assets	90,118,191	87,856,490

Property and equipment, net	28,073,243	29,749,921

Other assets
Intangible assets, net	8,034,671	8,347,200
Net investment in sales-type leases	3,577,686	4,545,977
Long-term investments - available for sale securities	1,109,250	1,109,250
Long-term investments - held to maturity	10,299,470	13,825,981
Other non-current assets	2,338,231	2,308,214
Total other assets	25,359,308	30,136,622

Total assets	$143,550,742	$147,743,033

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$8,940,241	$11,795,238
Unearned revenues	10,515,178	12,765,396
Total current liabilities	19,455,419	24,560,634

Non-current liabilities
Deferred tax liabilities	620,000	620,000
Total non-current liabilities	620,000	620,000

Total liabilities	20,075,419	25,180,634

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares, issued 25,913,503 shares as of June 30, 2009 and
25,909,603 shares as of December 31, 2008	259,135	259,096
Capital in excess of par value	92,325,558	91,611,078
Retained earnings	70,045,311	69,899,669
Accumulated other comprehensive loss	(150,256)	(203,019)
Less cost of treasury stock, 5,687,631 shares in 2009 and 2008	(39,004,425)	(39,004,425)
Total stockholders' equity	123,475,323	122,562,399

Total liabilities and stockholders' equity	$143,550,742	$147,743,033

STRATASYS, INC.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Non-GAAP Adjustments for the Three Months Ended June 30, 2009			Non-GAAP Adjustments for the Three Months Ended June 30, 2008
	Consolidated		Consolidated	Consolidated		Consolidated
	(unaudited)	Stock-Based	(unaudited)	(unaudited)	Stock-Based	(unaudited)
	As Reported	Compensation (1)	Non-GAAP	As Reported	Compensation (1)	Non-GAAP
Selling, general and administrative expenses	$8,467,618	$(182,374)	$8,285,244	$8,897,955	$(319,823)	$8,578,132

Total operating expenses	10,122,824	(182,374)	9,940,450	11,470,719	(319,823)	11,150,896

Operating income	1,450,397	182,374	1,632,771	5,837,651	319,823	6,157,474

Other income	12,078	-	12,078	22,747	-	22,747
Total other income (loss)	(149,828)	-	(149,828)	381,922	-	381,922

Income before income taxes	1,300,569	182,374	1,482,943	6,219,573	319,823	6,539,396
Income taxes	450,998	20,000	470,998	2,123,517	52,218	2,175,735

Net income	$849,571	$162,374	$1,011,945	$4,096,056	$267,605	$4,363,661

Earnings per common share
Basic	$0.04	$0.01	$0.05	$0.20	$0.01	$0.21
Diluted	$0.04	$0.01	$0.05	$0.19	$0.01	$0.20

Weighted average number of common
shares outstanding
Basic	20,223,139		20,223,139	20,878,049		20,878,049
Diluted	20,242,197		20,242,197	21,491,704		21,491,704

	Non-GAAP Adjustments for the Six Months Ended June 30, 2009				Non-GAAP Adjustments for the Six Months Ended June 30, 2008
	Consolidated			Consolidated	Consolidated			Consolidated
	(unaudited)	Stock-Based	Restructuring	(unaudited)	(unaudited)	Stock-Based	Auction Rate	(unaudited)
	As Reported	Compensation (1)	(2)	Non-GAAP	As Reported	Compensation (1)	Security (3)	Non-GAAP
Selling, general and administrative expenses	$17,775,827	$(432,927)	$(778,840)	$16,564,060	$18,588,823	$(635,218)	$-	$17,953,605

Total operating expenses	21,302,792	(432,927)	(778,840)	20,091,025	23,330,296	(635,218)	-	22,695,078

Operating income (loss)	(157,218)	432,927	778,840	1,054,549	11,341,951	635,218	-	11,977,169

Other income (loss)	25,803	-	-	25,803	(253,032)	-	390,000	136,968
Total other income	386,851	-	-	386,851	679,041	-	390,000	1,069,041

Income before income taxes	229,633	432,927	778,840	1,441,400	12,020,992	635,218	390,000	13,046,210
Income taxes	83,990	74,000	266,907	424,897	4,126,366	106,218	133,000	4,365,584

Net income	$145,643	$358,927	$511,933	$1,016,503	$7,894,626	$529,000	$257,000	$8,680,626

Earnings per common share
Basic	$0.01	$0.02	$0.03	$0.05	$0.38	$0.03	$0.01	$0.41
Diluted	$0.01	$0.02	$0.03	$0.05	$0.37	$0.02	$0.01	$0.40

Weighted average number of common
shares outstanding
Basic	20,221,995			20,221,995	20,934,889			20,934,889
Diluted	20,236,245			20,236,245	21,470,288			21,470,288

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results adjusted for the non-GAAP items described below provides meaningful supplemental information to both management and investors.

(1) - Represents non-cash stock-based compensation expense recognized in accordance with FAS 123R.
(2) - Represents severance and other related costs associated with the Company's restructuring in the first quarter of 2009.
(3) - Represents a reduction in the assessed fair value of an auction rate security investment that the Company considered to be other-than-temporary.

The Company considers these non-GAAP measures to be indicative of its core operating results and facilitates a comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes; however these measures should not be viewed as a substitute for the Company’s GAAP results.